UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in CNL Healthcare Properties, Inc. requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful.

To secure your input, we have engaged Broadridge Financial Solutions. Please call Broadridge at 1-866-705-9920 at your earliest convenience any weekday between 9 a.m. and 9 p.m. Eastern time.

It will take only a minute of your time to resolve this matter.

Thank you for attending to this request. We truly appreciate your investment and time.

Sincerely,

CNL Healthcare Properties